    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2002

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             AMKOR TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           23-1722724
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                          Identification Number)

                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380
                                 (610) 431-9600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               KEVIN HERON, ESQ.
                                GENERAL COUNSEL
                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380
                                 (610) 431-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             LARRY W. SONSINI, ESQ.
                            BRUCE M. MCNAMARA, ESQ.
                            ROBERT A. CLAASSEN, ESQ.
                            ROBERT D. SANCHEZ, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           (Calculation table on following page)
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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                        CALCULATION OF REGISTRATION FEE

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           TITLE OF EACH CLASS OF                PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
        SECURITIES TO BE REGISTERED            OFFERING PRICE(1)(2)    OFFERING PRICE PER UNIT     REGISTRATION FEE
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Debt Securities.............................            --                       --                       --
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Common Stock, $0.01 par value(3)............            --                       --                       --
-----------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par value(3).........            --                       --                       --
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Depositary Shares(3)........................            --                       --                       --
-----------------------------------------------------------------------------------------------------------------------
Warrants(4).................................            --                       --                       --
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Subscription Rights(5)......................
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Total.......................................       $750,000,000                 100%                    $69,000
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(1) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, exclusive of accrued interest, if any, on the debt securities.

(3) In addition to any securities that may be issued directly under this registration statement, we are also registering hereunder an indeterminate number of shares of common stock, preferred stock or depositary shares as may be issued upon conversion or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.

(4) Includes warrants to purchase common stock, warrants to purchase preferred stock, and warrants to purchase debt securities.

(5) Includes rights evidencing the right to purchase common stock, preferred stock, depositary shares or warrants.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 24, 2002

PROSPECTUS

                                  $750,000,000

                             AMKOR TECHNOLOGY, INC.

                      BY THIS PROSPECTUS, WE MAY OFFER --

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                              SUBSCRIPTION RIGHTS

     SEE "RISK FACTORS" ON PAGE 5 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.

     Our common stock is listed on the Nasdaq National Market under the symbol "AMKR." On January 23, 2002, the reported last sale price of our common stock on the Nasdaq National Market was $17.60 per share.

                             ---------------------

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

                             ---------------------

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This prospectus is dated           , 2002

                                    SUMMARY

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

AMKOR TECHNOLOGY, INC.

     Amkor is the world's largest independent provider of semiconductor packaging and test services. The company has built a leading position through:
(i) one of the industry's broadest offerings of packaging and test services,
(ii) expertise in the development and implementation of packaging and test technology, (iii) long-standing relationships with customers, and (iv) advanced manufacturing capabilities. We also market the wafer fabrication output provided by a foundry owned by Anam Semiconductor, Inc. (ASI). The semiconductors that we package and test for our customers are ultimately components in communications, computer, industrial, consumer, automotive and military systems.

     Our principal executive offices are located at 1345 Enterprise Drive, West Chester, Pennsylvania 19380. Our telephone number is (610) 431-9600.

THE SECURITIES WE MAY OFFER

     We may offer up to $750,000,000 of debt securities, common stock, preferred stock, depositary shares and warrants. The prospectus supplement will describe the specific amounts, prices and terms of these securities.

     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. Our agents and we reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities and any applicable fee, commission or discount arrangements with them.

DEBT SECURITIES

  GENERAL

     We may offer unsecured general obligations in the form of either senior, senior subordinated or subordinated debt. The senior debt securities, the senior subordinated debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The senior subordinated debt securities will be junior to our specified senior debt obligations. The subordinated debt securities will be junior to our senior debt and our senior subordinated debt. Senior debt generally includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not senior to, or to have the same rank as, or is expressly junior to the subordinated debt securities. We may issue debt securities that are convertible into, or exchangeable for, shares of common stock or other securities or property.

     The senior, senior subordinated and subordinated debt will be issued under separate indentures between us and State Street Bank and Trust Company, as trustee. We have summarized the general features of the debt securities from the indentures in this prospectus. We encourage you to read the indentures which are included or incorporated by reference as exhibits to our Registration Statement
No. (333-      ). Instructions on how you can get copies of these documents are provided below under the heading "Where You Can Find More Information."

 INDENTURE PROVISIONS THAT APPLY TO SENIOR, SENIOR SUBORDINATED AND SUBORDINATED DEBT

     - The Indentures do not limit the amount of debt that we may issue or provide holders any protection should there be a highly leveraged transaction involving our company.

     - The indentures generally allow us to merge, consolidate with another U.S. company, limited, partnership, trust or other business entity or to convey, transfer or lease our properties and assets substantially as an entirety to another U.S. company, partnership, trust or other business entity, so long as the successor assumes our obligations under the indentures and immediately after giving effect to the transaction we are not in default under the indentures. If these events occur, the other company will be required to assume our responsibilities on the debt, and we will generally be released from all liabilities and obligations.

     - The indentures provide that holders of a majority of the total principal amount of the debt outstanding in any series may vote to change our obligations or your rights concerning the debt. But to change the payment of principal, interest, or adversely effect the right to convert or certain other matters, every holder in that series must consent.

     - We may discharge the indentures and defease restrictive covenants by depositing sufficient funds with the trustee to pay the obligations when due, certain conditions are met. All amounts due to you on the debt would be paid by the trustee from the deposited funds.

  EVENTS OF DEFAULT

     The following are the events of default under the indentures:

          (1) failure to pay principal of or any premium on any debt security of that series when due,

          (2) failure to pay any interest on any debt security of that series for 30 days when due,

          (3) failure to deposit any sinking fund payment when due,

          (4) failure to perform any other covenant in the indenture that continues for 60 days after being given the notice required in the indenture,

          (5) our bankruptcy, insolvency or reorganization, and

          (6) any other event of default specified in the indenture.

  REMEDY

     Upon an event of default, other than a bankruptcy, insolvency or reorganization, the trustee or holders of 25% of the principal amount outstanding in a series may declare all outstanding principal amounts immediately due and payable. However, the holders of a majority in principal amount of the affected securities may, under certain circumstances, rescind this action.

 INDENTURE PROVISIONS THAT APPLY ONLY TO SENIOR SUBORDINATED DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be subordinated to all senior debt and senior subordinated debt. The senior subordinated debt securities will be subordinated to specified senior debt obligations.

COMMON STOCK

     We may issue shares of common stock. Holders of common stock are entitled to receive dividends declared by our board of directors or an authorized committee of our board of directors. We have never paid cash dividends on our common stock. We expect to retain future earnings for use in the operation and expansion of our business. We do not anticipate paying cash dividends on our common stock in the future. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

PREFERRED STOCK AND DEPOSITARY SHARES

     We may issue our preferred stock, par value $0.001 per share, in one or more series. Our board of directors, or an authorized committee of our board of directors, will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities.

SUBSCRIPTION RIGHTS

     We may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock or common stock. We may issue subscription rights independently or together with other securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Securities and Exchange Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" into this prospectus the information we filed with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete.

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001, the amendment thereto filed with the SEC on April 30, 2001 and the amendment thereto filed with the SEC on May 16, 2001,

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the SEC on November 14, 2001,

     3. Our Current Report on Form 8-K filed with the SEC on July 26, 2001, our Current Report on Form 8-K filed with the SEC on May 11, 2001, our Current Report on Form 8-K filed with the SEC on May 3, 2001, our Current Report on Form 8-K filed with the SEC on April 2, 2001, our Current Report on Form 8-K filed with the SEC on February 16, 2001, our Current Report on Form 8-K filed with the SEC on February 8, 2001 and our Current Report on Form 8-K filed with the SEC on February 2, 2001, and

     4. Our Definitive Proxy Statement on Schedule 14A filed on May 18, 2001.

     You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

                               Investor Relations
                             Amkor Technology, Inc.
                             1900 South Price Road
                               Chandler, AZ 85248
                              Tel: (480) 821-5000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS

     Before making an investment decision you should consider carefully the risks discussed in the following documents filed under the Exchange Act and in any subsequent filings under the Exchange Act:

     - The section of our Form 10-K for the fiscal year ended December 31, 2000, entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Future Operating Performance," which is incorporated in this document by reference.

     - The section of our Form 10-Q for the fiscal quarter ended March 30, 2001, entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Future Operating Performance," which is incorporated in this document by reference.

     - The section of our Form 10-Q for the fiscal quarter ended June 30, 2001, entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Future Operating Performance," which is incorporated in this document by reference.

     - The section of our Form 10-Q for the fiscal quarter ended September 30, 2001, entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Future Operating Performance," which is incorporated in this document by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                              FISCAL YEAR ENDED DECEMBER 31,    NINE MONTHS ENDED
                                             --------------------------------     SEPTEMBER 30,
                                             1996   1997   1998   1999   2000         2001
                                             ----   ----   ----   ----   ----   -----------------
Ratio of earnings to fixed charges.........  2.4x   2.5x   4.4x   2.6x   2.4x         --(1)

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(1) The ratio of earnings to fixed charges was less than 1:1 for the nine months ended September 30, 2001. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $292.0 million of earnings in the nine months ended September 30, 2001.

     We have calculated the ratio of earnings to fixed charges by dividing (1) the sum of (x) income before income taxes, equity in income (loss) of investees and minority interest plus (y) fixed charges by (2) fixed charges. Fixed charges consist of interest expense plus one-third of rental expense. We believe that one-third of rental expense is representative of the interest factor of rental payments under our operating leases.

                                USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used to repay debt, for acquisitions and for general corporate purposes. Pending such uses, we will invest the net proceeds in investment grade, interest-bearing securities.

                       DESCRIPTION OF THE DEBT SECURITIES

     The debt securities will either be our senior debt securities, our senior subordinated debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and State Street Bank and Trust Company, N.A., as trustee. Senior debt securities will be issued under a senior indenture, senior subordinated debt securities will be issued under a senior subordinated indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture, the senior subordinated indenture and the subordinated indenture are called indentures. The prospectus, together with its prospectus supplement, will describe the terms of a particular series of debt securities.

     The following is a summary of the most important provisions and definitions of the indentures. The summary of selected provisions of the indentures and the debt securities appearing below and in the prospectus supplement are not complete and are subject to, and qualified entirely by reference to, all the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The prospectus supplement, and any supplemental indenture, may add, delete, update or change the terms of the debt securities as described in this prospectus. For additional information, you should look at the applicable indenture and certificate evidencing the applicable debt securities that have been or will be filed or incorporated by reference as exhibits to the registration statement, which includes this prospectus. In this description of the debt securities, the words "Amkor," "we," "us" or "our" refer only to Amkor Technology, Inc. and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

GENERAL

     Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures.

     The prospectus supplement will set forth, among other matters:

     - whether the debt securities are senior, senior subordinated or subordinated,

     - the offering price,

     - the title,

     - any limit on the aggregate principal amount,

     - the person who shall be entitled to receive interest, if other than the record holder on the record date,

     - the date the principal will be payable,

     - the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates,

     - the place where payments shall be made,

     - any mandatory or optional redemption provisions,

     - any covenants applicable to us, our subsidiaries or the debt securities,

     - if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula,

     - if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

     - the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount,

     - if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount,

     - any defeasance provisions, if different from those described below under "Satisfaction and Discharge; Defeasance,"

     - any conversion or exchange provisions, if different from those described below under "Conversion,"

     - whether the debt securities will be issuable in the form of a global security,

     - any subordination provisions, if different from those described below under "Subordination,"

     - any deletions of, or changes or additions to, the events of default or covenants, and

     - any other specific terms of such debt securities.

     Unless otherwise specified in the prospectus supplement:

     - the debt securities will be registered debt securities, and

     - registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

EXCHANGE AND TRANSFER

     Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

     In the event of any potential redemption of debt securities of any series, we will not be required to:

     - issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

     - register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

     We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

     - be registered in the name of a depositary that we will identify in a prospectus supplement,

     - be deposited with the depositary or nominee or custodian, and

     - bear any required legends.

     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

     - an event of default shall have occurred and be continuing, or

     - any other circumstances described in a prospectus supplement.

     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

     - entitled to have the debt securities registered in their names,

     - entitled to physical delivery of certificated debt securities, and

     - considered to be holders of those debt securities under the indenture.

     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

     Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary's policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

     The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. Except as otherwise disclosed in a prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent.

     We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

     - 10 business days prior to the date the money would be turned over to the state, or

     - at the end of two years after such payment was due

will be repaid to us. Thereafter, the holder may look only to us for such payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

     - the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity,

     - the successor assumes our obligations on the debt securities and under the indentures,

     - immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

     - certain other conditions are met.

CONVERSION

     We may issue debt securities that are convertible into, or exchangeable for, shares of common stock, shares of preferred stock, depositary shares or other securities or property. If we issue debt securities that are convertible into shares of our common stock, the following provisions included in the indentures will apply.

     If debt securities not called for redemption are converted after a record date for the payment of interest and prior to the next succeeding interest payment date, such debt securities must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted unless there exists at the time of conversion a default in the payment of interest on the debt securities. We are not required to issue fractional shares of common stock upon conversion of the debt securities and, in lieu thereof, will pay a cash adjustment based upon the market price of our common stock on the last trading day prior to the date of conversion.

     A holder delivering a debt security for conversion will not be required to pay any taxes or duties payable in respect of the issue or delivery of common stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the common stock in a name other than the holder of the debt security.

     The price at which you will be able to convert your debt securities into common stock will be subject to adjustment (under formulae set forth in the indentures) in certain events, including:

          (1) our issuance of common stock as a dividend or distribution on common stock,

          (2) certain subdivisions and combinations of our common stock,

          (3) our issuance to all or substantially all holders of our common stock of certain rights or warrants to purchase common stock at a price per share less than the current market price,

          (4) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid exclusively in cash),

          (5) dividends or other distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (6)) to all holders of common stock to the extent such distributions, combined together with (A) all such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by us or any of our subsidiaries for common stock referred to in clause (6) below concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of our market capitalization on the record date for such distribution, and

          (6) the purchase of common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the aggregate consideration, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer expiring within 12 months preceding such tender offer in respect of which no adjustment has been made plus (B) the aggregate amount of any such all-cash distributions referred to in clause (5) above to all holders of common stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 15% of our market capitalization on the expiration date of such tender offer.

     In lieu of adjusting the conversion price pursuant to clauses (4) or (5) above, we may reserve shares, evidences of indebtedness, assets or cash for distribution to holders upon their conversion of debt securities.

     We many, from time to time and to the extent permitted by law, reduce the conversion price of the debt securities by any amount for any period of at least 20 days, in which case we shall give at least 15 days' notice of such decrease, if our board of directors has made a determination that such decrease would be in our best interests, which determination shall be conclusive. We may, at our option, make such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

EVENTS OF DEFAULT

     Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

          (1) failure to pay principal of or any premium on any debt security of that series when due,

          (2) failure to pay any interest on any debt security of that series for 30 days when due,

          (3) failure to deposit any sinking fund payment when due,

          (4) failure to perform any other covenant in the indenture that continues for 60 days after being given the notice required in the indenture,

          (5) our bankruptcy, insolvency or reorganization, and

          (6) any other event of default specified in the indenture.

     An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

     If an event of default, other than an event of default described in clause
(5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the senior subordinated debt securities and the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under "Subordination -- Senior Subordinated Debt Securities" and "-- Subordinated Debt Securities."

     After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

     Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders offer to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

          (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

          (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

          (3) the trustee has failed to institute the proceeding within 60 days after the request, and

          (4) the trustee has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

     Holders may, however, sue to enforce the payment of principal, premium or interest on or after the due date without following the procedures listed in (1) through (4) above.

     We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

     We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures, without their consent, for certain purposes including, but not limited to:

     - providing for a successor of our company to assume the covenants under the indenture,

     - adding covenants or events of default for the benefit of the holders,

     - making certain changes to facilitate the issuance of the securities,

     - correcting defects and inconsistencies, provided that such modification or amendment shall not materially adversely affect the holders,

     - securing the securities,

     - providing for a successor trustee,

     - curing any ambiguities or inconsistencies, provided that such modification or amendment shall not materially adversely affect the holders, and

     - permitting or facilitating the defeasance and discharge of the securities.

     However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

     - change the stated maturity of any debt security,

     - reduce the principal, premium, if any, or interest on any debt security,

     - reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

     - change the place of payment or the currency in which any debt security is payable,

     - impair the right to sue for any payment after the stated maturity or redemption date,

     - if senior subordinated debt securities or subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of such senior subordinated debt securities,

     - adversely affect the right to convert any debt security, or

     - change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

     We may be discharged from our obligations, subject to limited exceptions, on the debt securities of any series that have matured or will mature or are redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. If we are discharged from our obligations on any series of senior subordinated debt securities or subordinated debt securities as described in this paragraph, the subordination provisions of the related indenture will no longer be applicable with respect to that series of debt securities.

          Each indenture contains a provision that permits us to elect:

        - to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

        - to be released from our obligations with respect to any series of debt securities then outstanding under the following covenants and from the consequences of an event of default resulting from a breach of these covenants;

        - covenants as to payment of taxes and maintenance of properties,

        - any covenants provided in a prospectus supplement for the benefits of the holders of such debt securities, and

        - any covenants provided in a prospectus supplement that establish the form or terms of such debt securities.

     To make either of the above elections with respect to a series of debt securities, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities of that series. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action. If we satisfy the conditions applicable to either of the above elections with respect to any series of senior subordinated debt securities or subordinated debt securities, the subordination provisions applicable to the debt securities of that series will no long be applicable.

     If we effect covenant defeasance with respect to any series of debt securities and those debt securities are declared due an payable because of the occurrence of an event of default (other than an event of default resulting from a breach of the covenants from which we have been released as a result of that covenant defeasance), the amount of moneys and/or U.S. government obligations deposited to effect that release may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts at the time of acceleration.

NOTICES

     Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed under, the law of the State of New York, without regard to conflicts of laws principles.

REGARDING THE TRUSTEE

     The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

     The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

     Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

COVENANTS

     Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

SUBORDINATION

  SENIOR DEBT SECURITIES

     The senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and non-subordinated senior debt.

  SENIOR SUBORDINATED DEBT SECURITIES

     The senior subordinated debt securities are subordinated in right of payment, to the extent provided in the senior subordinated indenture, to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt, including our 9 1/4% Senior Notes Due March 2006, our 9 1/4% Senior Notes Due February 2008 and any other senior debt securities specified in the prospectus supplement. The senior subordinated debt securities will rank senior in right of payment to our 5 3/4% Convertible Subordinated Notes Due June 2006, our 5% Convertible Subordinated Notes Due March 2007 and any other subordinated indebtedness. In the event of any dissolution, winding up, liquidation or reorganization of us, the holders of the specified senior debt shall be entitled to receive payment in full before holders of senior subordinated debt securities shall be entitled to receive any payment or distribution on any senior subordinated debt securities.

     In the event of insolvency, upon any distribution of our assets, holders of senior subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing the assets of the Company to pay all senior debt remaining to the extent necessary to pay all holders of senior indebtedness in full.

     If the maturity of the senior subordinated debt securities is accelerated following an event of default under the senior subordinated debt securities, we will not make any payment on the senior subordinated debt securities until the senior debt is paid in full. We or the trustee for the senior subordinated debt securities will notify the holders of senior debt of any acceleration of the maturity of the senior subordinated debt securities.

     The subordination provisions will prevent us from making any payments on the senior subordinated securities if:

     - we fail to pay any payment on any senior debt beyond the applicable grace period; or

     - any other default occurs and is continuing under any designated senior debt that permits holders of the designated senior debt to accelerate the maturity of any designated senior debt and any holders of designated senior debt send the trustee and us a notice of such default, which is referred to as a "payment blockage notice."

     We may resume making payments on the senior subordinated debt securities once the default on the senior debt is cured or waived or otherwise ceases to exist. We may also resume making payment on the senior subordinated debt securities following a non-payment default, regardless of whether it has been waived or cured, 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may start pursuant to a payment blockage notice unless 365 days have elapsed since our receipt of the prior payment blockage notice.

     No non-payment default that existed on any senior debt on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

     In the event that any holder of senior subordinated debt securities, or the trustee acting on their behalf, receives a payment or distribution of assets in contravention of any terms of the senior subordinated indenture, then the payment or distribution is to be held by the recipient in trust for the benefit of holders of senior debt.

  DEFINITIONS RELATING TO SENIOR SUBORDINATED DEBT SECURITIES

     "indebtedness" means:

     - our indebtedness for borrowed money,

     - our obligations evidenced by a note, debenture, bond or other written instrument,

     - our obligations as lessee under leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet,

     - our obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and as a result guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property,

     - our obligations in connection with letters of credit, bank guarantees or bankers' acceptances, including reimbursement obligations,

     - debt of others secured by a lien, mortgage or security interest on our property,

     - our obligations in connection with the deferred purchase price of any property or assets,

     - our obligations under any interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements,

     - our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, obligations of others of the kinds referred to above, and

     - our obligations under any deferrals, renewals, extensions, refinancings or refundings of any of the above obligations

     "designated senior debt" means (i) any senior debt outstanding under our credit agreement, our 9.25% Senior Notes due 2006 and our 9.25% Senior Notes due 2008, and (ii) any senior debt if the instrument evidencing the senior debt or other agreements to which we are a party, expressly provides that the senior debt is to be "designated senior debt" for purposes of the senior subordinated indenture and any supplemental indenture relating to the senior subordinated securities.

     "senior debt" means the principal of, premium, if any, and interest on, including bankruptcy interest and fees, and rent payable on all our indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all renewals or extensions. The term "senior debt" does not, however, include:

     - indebtedness evidenced by the senior subordinated debt securities,

     - indebtedness evidenced by the subordinated debt securities,

     - liabilities for taxes,

     - indebtedness between or among us and any of our subsidiaries, except if it is pledged as security for any senior debt,

     - our accounts payable to trade creditors arising in the ordinary course of business,

     - guarantee obligations,

     - any subordinated obligation specified in the prospectus supplement relating to the senior subordinated debt securities; and

     - any indebtedness if the instrument evidencing the indebtedness indicates that it is to be equal to or junior to the subordinated securities.

     However, senior debt shall not include any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the senior subordinated debt securities.

     The senior subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of subordinated debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

  SUBORDINATED DEBT SECURITIES

     The subordinated debt securities are subordinated in right of payment, to the extent provided in the subordinated indenture, to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt, including our 9 1/4% Senior Notes Due March 2006, our 9 1/4% Senior Notes Due February 2008, our 10 1/2% Senior Subordinated Notes Due May 2009 and any other senior debt securities or senior subordinated debt securities. The subordinated debt securities will rank equally in right of payment with our 5 3/4% Convertible Subordinated Notes Due June 2006, our 5% Convertible Subordinated Notes Due March 2007 and any other subordinated indebtedness issued by us from time to time. In the event of any dissolution, winding up, liquidation or reorganization of us, the holders of senior debt shall be entitled to receive payment in full before holders of subordinated debt securities shall be entitled to receive any payment or distribution on any subordinated debt securities.

     In the event of insolvency, upon any distribution of our assets, holders of subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing the assets of the Company to pay all senior debt remaining to the extent necessary to pay all holders of senior indebtedness in full.

     If the maturity of the subordinated debt securities is accelerated following an event of default under the subordinated debt securities, we will not make any payment on the subordinated debt securities until the senior debt is paid in full. We or the trustee for the subordinated securities will notify the holders of senior debt of any acceleration of the maturity of the subordinated debt securities.

     The subordination provisions will prevent us from making any payments on the subordinated securities if:

     - we fail to pay any payment on any senior debt beyond the applicable grace period; or

     - any other default occurs and is continuing under any designated senior debt that permits holders of the designated senior debt to accelerate the maturity of any designated senior debt and any holders of designated senior debt send the trustee and us a notice of such default, which is referred to as a "payment blockage notice."

     We may resume making payments on the subordinated debt securities once the default on the senior debt is cured or waived or otherwise ceases to exist. We may also resume making payment on the subordinated debt securities following a non-payment default, regardless of whether it has been waived or cured, 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may start pursuant to a payment blockage notice unless 365 days have elapsed since our receipt of the prior payment blockage notice.

     No non-payment default that existed on any senior debt on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice.

     In the event that any holder of subordinated debt securities, or the trustee acting on their behalf, receives a payment or distribution of assets in contravention of any terms of the subordinated indenture, then the payment or distribution is to be held by the recipient in trust for the benefit of holders of senior debt.

  DEFINITIONS RELATING TO SUBORDINATED DEBT SECURITIES

     "indebtedness" means:

     - our indebtedness for borrowed money,

     - our obligations evidenced by a note, debenture, bond or other written instrument,

     - our obligations as lessee under leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet,

     - our obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and as a result guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property,

     - our obligations in connection with letters of credit, bank guarantees or bankers' acceptances, including reimbursement obligations,

     - debt of others secured by a lien, mortgage or security interest on our property,

     - our obligations in connection with the deferred purchase price of any property or assets,

     - our obligations under any interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements,

     - our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, obligations of others of the kinds referred to above, and

     - our obligations under any deferrals, renewals, extensions, refinancings or refundings of any of the above obligations

     "designated senior debt" means (i) any senior debt outstanding under our credit agreement, our 9.25% Senior Notes due 2006, our 9.25% Senior Notes due 2008 and our 10.50% Senior Subordinated Notes due 2009, and (ii) any senior debt if the instrument evidencing the senior debt or other agreements to which we are a party, expressly provides that the senior debt is to be "designated senior debt" for purposes of the subordinated indenture and any supplemental indenture relating to the subordinated securities.

     "senior debt" means the principal of, premium, if any, and interest on, including bankruptcy interest and fees, and rent payable on all our indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all renewals or extensions. The term "senior debt" does not, however, include:

     - indebtedness evidenced by the subordinated debt securities,

     - liabilities for taxes,

     - indebtedness between or among us and any of our subsidiaries, except if it is pledged as security for any senior debt,

     - our accounts payable to trade creditors arising in the ordinary course of business,

     - guarantee obligations,

     - our 5 3/4% Convertible Subordinated Notes due June 2006,

     - our 5% Convertible Subordinated Notes due March 2007, and

     - any indebtedness if the instrument evidencing the indebtedness indicates that it is to be equal to or junior to the subordinated securities.

     However, senior debt shall not include any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

     The subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of subordinated debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are authorized to issue up to 500,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of January 1, 2002, there were an aggregate of 161,782,287 shares of common stock outstanding. In addition, as of January 1, 2002, an aggregate of 12,356,366 shares of common stock were issuable upon exercise of outstanding options, and an additional 5,415,000 shares of common stock were reserved for issuance pursuant to future option grants, under the Company's 1998 Stock Plan, 1998 Stock Option Plan for French Employees, and 1998 Director Option Plan. An aggregate of 1,500,000 shares of common stock were reserved for issuance pursuant to sales under the Company's 1998 Employee Stock Purchase Plan and 401(k) Plan. 3,900,000 shares of common stock were reserved for issuance upon conversion of outstanding warrants and 11,655,414 shares of common stock were reserved for issuance upon conversion of our convertible notes.

     The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC, and by the provisions of applicable Delaware law. Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our Board of Directors.

DESCRIPTION OF COMMON STOCK

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock do not have cumulative voting rights, and, therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. See "Risk Factors -- Continued Control by Existing Stockholders." Holders of the common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to the terms of any existing or future agreements with our debtholders. We have never declared or paid cash dividends on our capital stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

DESCRIPTION OF PREFERRED STOCK

     Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by our stockholders.

                      DESCRIPTION OF THE DEPOSITARY SHARES

     At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement) of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include, to the extent applicable, dividend, voting, redemption and liquidation rights.

     The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

     Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

     The summary of terms of the depositary shares contained in this prospectus is not complete. For the complete terms of the depositary shares, you should refer to the prospectus supplement for that series of depositary shares and the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the Securities and Exchange Commission with respect to that series. The provisions set forth below with respect to depositary shares may be modified in the applicable prospectus supplement with respect to such series of depositary shares.

DIVIDENDS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders, as set forth in the prospectus supplement.

LIQUIDATION PREFERENCE

     Unless otherwise set forth in the prospectus supplement, in the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference, if any, accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

REDEMPTION

     If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and, unless otherwise provided in the applicable prospectus supplement, no fewer than 35 or more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

VOTING

     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

     Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

     - all outstanding depositary shares have been redeemed, or

     - there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

MISCELLANEOUS

     The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

     Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

     Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

                          DESCRIPTION OF THE WARRANTS

GENERAL

     We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     This summary of certain provisions of the warrants is not complete. For the complete terms of the warrant agreement, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DEBT WARRANTS

     The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

     - the title of the debt warrants,

     - the offering price for the debt warrants, if any,

     - the aggregate number of the debt warrants,

     - the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

     - if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security,

     - if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable,

     - the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise, which may be payable in cash, securities or other property,

     - the dates on which the right to exercise the debt warrants will commence and expire,

     - if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

     - whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

     - information with respect to book-entry procedures, if any,

     - the currency or currency units in which the offering price, if any, and the exercise price are payable,

     - if applicable, a discussion of material United States federal income tax considerations,

     - the antidilution provisions of the debt warrants, if any,

     - the redemption or call provisions, if any, applicable to the debt warrants, and

     - any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of the debt warrants.

STOCK WARRANTS

     The prospectus supplement relating to a particular issue of warrants to issue our common stock or preferred stock will describe the terms of the warrants, including the following:

     - the title of the warrants,

     - the offering price for the warrants, if any,

     - the aggregate number of the warrants,

     - the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants,

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security,

     - if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable,

     - the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise,

     - the dates on which the right to exercise the warrants shall commence and expire,

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time,

     - the currency or currency units in which the offering price, if any, and the exercise price are payable,

     - if applicable, a discussion of material United States federal income tax considerations,

     - the antidilution provisions of the warrants, if any,

     - the redemption or call provisions, if any, applicable to the warrants, and

     - any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

                     DESCRIPTION OF THE SUBSCRIPTION RIGHTS

GENERAL

     We may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date set by us for receiving subscription rights in such subscription rights offering.

     The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

     - the title of such subscription rights,

     - the securities for which such subscription rights are exercisable,

     - the exercise price for such subscription rights,

     - the number of such subscription rights issued to each stockholder,

     - the extent to which such subscription rights are transferable,

     - if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

     - the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire,

     - the extent to which such subscription rights includes an over-subscription privilege with respect to unsubscribed securities,

     - the extent to which such subscription rights have a step-up privilege with respect to fractional shares,

     - if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering, and

     - any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

EXERCISE OF SUBSCRIPTION RIGHTS

     Each subscription right will entitle the holder of subscription rights to purchase for cash such principal amount of shares of preferred stock, depository shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

     Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or common stock, depository shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the securities separately or together:

     - through one or more underwriters or dealers in a public offering and sale by them,

     - directly to investors, or

     - through agents.

     We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

     - at market prices prevailing at the times of sale,

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     We will describe the method of distribution of the securities in the prospectus supplement.

     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     All securities will be new issues of securities with no established trading market, except in the case of our common stock. Underwriters involved in the public offering and sale of securities may make a market in the securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any securities.

     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the issuance of the securities offered by this prospectus for us.

                                    EXPERTS

     The audited consolidated financial statements of Amkor Technology, Inc. and its subsidiaries as of December 31, 1999 and for the years ended December 31, 1998 and 1999, included in our Annual Report on Form 10-K, for the year ended December 31, 2000 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants. In their report, that firm states that with respect to the investment in ASI and with respect to Amkor Technology Korea, Inc. ("ATK"), one of our wholly-owned subsidiaries, its opinion is based on the report of Samil Accounting Corporation.

     On September 11, 2000, we dismissed Arthur Andersen LLP as our independent public accountants. We engaged PricewaterhouseCoopers LLP as our new independent public accountants as of September 18, 2000.

     The consolidated financial statements of Amkor Technology, Inc. and its subsidiaries as of and for the year ended December 31, 2000, included in our Annual Report on Form 10-K incorporated by reference in this prospectus, except as they relate to Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc. (both wholly-owned subsidiaries of ours), have been audited by PricewaterhouseCoopers LLP, independent accountants, and insofar as they relate to Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., by SyCip Gorres Velayo & Co., as stated in their report which is included in our Annual Report on Form 10-K, incorporated by reference in this prospectus.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses, other than any underwriting discount and commissions, in connection with the issuance and distribution of the securities being registered. All amounts indicated are estimates (other than the registration fee):

Registration fee............................................   $69,000
Trustee's fees and expenses.................................      *
Rating agency fee...........................................      *
Accounting fees and expenses................................      *
Printing and engraving......................................      *
Transfer agent and registrar fees and expenses..............      *
Blue sky and legal investment fees and expenses.............      *
Legal fees and expenses of the registrant...................      *
Miscellaneous...............................................      *
  Total.....................................................   $  *
                                                               =======

---------------

* To be filed by Amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our bylaws provide for the mandatory indemnification of our directors and officers to the maximum extent permitted by Delaware law. Our bylaws also provide (i) that we may modify the scope of indemnification by individual contracts with our directors and officers, and (ii) that we shall not be required to indemnify any director or officer unless the indemnification is required by law, the proceeding in which indemnification is sought was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the General Corporation Law of Delaware or the indemnification is required by individual contract. In addition our bylaws give us the power to indemnify our employees and agents to the maximum extent permitted by Delaware law.

     We refer you to the form of underwriting agreement to be filed as an exhibit to this Registration Statement as incorporated by reference as an exhibit to a current Report on Form 8-K for certain provisions regarding indemnification of our officers and directors by the underwriters.

ITEM 16.  EXHIBITS

     The following exhibits are filed with this Registration Statement or incorporated by reference herein:

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.1      Form of Underwriting Agreement.*
 3.1      Certificate of Incorporation.**
 3.2      Bylaws.**
 4.1      Form of Senior Indenture.*
 4.2      Form of Senior Subordinated Indenture.*
 4.3      Form of Subordinated Indenture.*

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 4.4      Form of Senior Debt Security (included in Exhibit 4.1).*
 4.5      Form of Senior Subordinated Debt Security (included in
          Exhibit 4.2).*
 4.6      Form of Subordinated Debt Security (included in Exhibit
          4.3).*
 4.7      Form of Preferred Stock Certificate of Designation.***
 4.8      Form of Preferred Stock Certificate.***
 4.9      Form of Deposit Agreement.***
 4.10     Form of Depositary Receipt (included in Exhibit 4.9).***
 4.11     Form of Warrant Agreement.***
 4.12     Form of Warrant Certificate (included in Exhibit 4.11).***
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.*
12.1      Computation of Ratio of Earnings to Fixed Charges.****
23.1      Consent of PricewaterhouseCoopers LLP, independent
          accountants.
23.2      Consent of SyCip Gorres Velayo & Co., independent public
          accountants.
23.3      Consent of Samil Accounting Corporation, independent public accountants.
23.4      Consent of Arthur Andersen LLP, independent public
          accountants.
23.5      Consent of Siana Carr and O'Connor, LLP, independent public accountants.
23.6      Consent of Ahn Kwon & Co., independent accountants.
23.7      Consent of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation (included in Exhibit 5.1).*
25.1      Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under the Trust Indenture Act of 1939.*
25.2      Form T-1 Statement of Eligibility of Trustee for Senior
          Subordinated Indenture under the Trust Indenture Act of
          1939.*
25.3      Form T-1 Statement of Eligibility of Trustee for
          Subordinated Indenture under the Trust Indenture Act of
          1939.*

---------------

   * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

  ** Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

 *** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934.

**** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

ITEM 17.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that the undertakings set forth in clauses (i) and
        (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. In the case that the securities to be registered are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     5. The undersigned registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on January 24, 2002.

                                          AMKOR TECHNOLOGY, INC.

                                          By:  /s/           JAMES J. KIM
                                          --------------------------------------
                                                       James J. Kim
                                           Chairman and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, on January 24, 2002 this Registration Statement has been signed by the following persons in the capacities indicated:

                           NAME                                    TITLE                       DATE
                           ----                                    -----                       ----
                 /s/ JAMES J. KIM                       Chief Executive Officer and      January 24, 2002
 ------------------------------------------------                Chairman
                   James J. Kim


                /s/ JOHN N. BORUCH                        President and director         January 24, 2002
 ------------------------------------------------
                  John N. Boruch


               /s/ KENNETH J. JOYCE                       Chief Financial Officer        January 24, 2002
 ------------------------------------------------        (Principal Financial and
                 Kenneth J. Joyce                           Accounting Officer)


             /s/ WINSTON J. CHURCHILL                            Director                January 24, 2002
 ------------------------------------------------
               Winston J. Churchill


               /s/ THOMAS D. GEORGE                              Director                January 24, 2002
 ------------------------------------------------
                 Thomas D. George

                           NAME                                    TITLE                       DATE
                           ----                                    -----                       ----



             /s/ GREGORY K. HINCKLEY                             Director                January 24, 2002
 ------------------------------------------------
               Gregory K. Hinckley


                /s/ JUERGEN KNORR                                Director                January 24, 2002
 ------------------------------------------------
                  Juergen Knorr


                 /s/ JOHN B. NEFF                                Director                January 24, 2002
 ------------------------------------------------
                   John B. Neff

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.1      Form of Underwriting Agreement.*
 3.1      Certificate of Incorporation.**
 3.2      Bylaws.**
 4.1      Form of Senior Indenture.*
 4.2      Form of Senior Subordinated Indenture.*
 4.3      Form of Subordinated Indenture.*
 4.4      Form of Senior Debt Security (included in Exhibit 4.1).*
 4.5      Form of Senior Subordinated Debt Security (included in
          Exhibit 4.2).*
 4.6      Form of Subordinated Debt Security (included in Exhibit
          4.3).*
 4.7      Form of Preferred Stock Certificate of Designation.***
 4.8      Form of Preferred Stock Certificate.***
 4.9      Form of Deposit Agreement.***
 4.10     Form of Depositary Receipt (included in Exhibit 4.9).***
 4.11     Form of Warrant Agreement.***
 4.12     Form of Warrant Certificate (included in Exhibit 4.11).***
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.*
12.1      Computation of Ratio of Earnings to Fixed Charges.****
23.1      Consent of PricewaterhouseCoopers LLP, independent
          accountants.
23.2      Consent of SyCip Gorres Velayo & Co., independent public
          accountants.
23.3      Consent of Samil Accounting Corporation, independent public accountants.
23.4      Consent of Arthur Anderson LLP, independent public
          accountants.
23.5      Consent of Siana Carr and O'Connor, LLP, independent public accountants.
23.6      Consent of Ahn Kwon & Co., independent accountants.
23.7      Consent of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation (included in Exhibit 5.1).*
25.1      Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under the Trust Indenture Act of 1939.*
25.2      Form T-1 Statement of Eligibility of Trustee for Senior
          Subordinated Indenture under the Trust Indenture Act of
          1939.*
25.3      Form T-1 Statement of Eligibility of Trustee for
          Subordinated Indenture under the Trust Indenture Act of
          1939.*

---------------

   * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

  ** Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

 *** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934.

**** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.